Exhibit 99.1

MEDIA CONTACT	Kevin Bagby
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE	July 27, 2005

FreightCar America, Inc. reports quarterly pro forma earnings per share of $0.90 and net earnings per share of $0.76 as backlog reaches 15,867 units.

Chicago, IL, July 27, 2005 – FreightCar America, Inc. (NASDAQ: RAIL) today reported financial results for the three months ended June 30, 2005. For the second quarter of 2005, sales were $230.7 million and net income attributable to common stockholders was $9.1 million, or $0.76 per diluted share. In comparison, for the second quarter of 2004, the Company had sales of $94.9 million and a net loss attributable to common stockholders of $4.3 million, or $0.63 per diluted share.

After giving effect to the Company’s initial public offering and the related transactions, including the repayment in full of the Company’s outstanding debt obligations, and the issuance of shares of common stock in the first quarter of 2005 upon the exercise of stock options, pro forma earnings per share was $0.90 on a fully diluted basis for the three months ended June 30, 2005, compared to a pro forma loss per share of $0.11 on a fully diluted basis for the same period in 2004. Pro forma earnings per share is a non-GAAP financial measure. A reconciliation of the Company’s net income (loss) per common share attributable to common stockholders to pro forma earnings (loss) per share is set forth in the supplemental disclosure attached to this press release.

EBITDA was $18.4 million in the second quarter of 2005 compared with EBITDA loss of $0.1 million in the second quarter of 2004. Adjusted EBITDA was $18.4 million in the second quarter of 2005 compared with Adjusted EBITDA of $3.7 million in the second quarter of 2004. The improvement in EBITDA reflects increased sales volume, an improved market pricing environment, operating leverage attributed to higher volume and the impact of the pass-through of increases in raw material costs to our customers with respect to a majority of our railcar deliveries. EBITDA and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of the Company’s net income (loss) to EBITDA and Adjusted EBITDA is set forth in the supplemental disclosure attached to this press release.

“We are extremely pleased with the performance of our company in the second quarter, both in executing the orders on hand and replenishing our backlog of unfilled orders,” said John E. Carroll, Jr., President and CEO. “We successfully increased our deliveries of new railcars during the quarter by raising the output rates in our existing and subcontract facilities and beginning production in our facility in Roanoke, Virginia. The Roanoke start-up has gone much better than planned; the facility achieved its production goals several weeks ahead of schedule, and our customers are very satisfied with our production quality.

“We believe business conditions in the North American coal railcar sector remained strong in the second quarter, and the Company retained its market share of new orders. The Company’s orders for all types of new railcars totaled 5,104 units in the second quarter, a 60% increase over the order activity in the second quarter of 2004. In addition, the total backlog of unfilled orders reached 15,867 units at June 30, 2005, nearly double the backlog on June 30, 2004. We will continue to ramp up production output to deliver the increased backlog as scheduled and committed to our customers.”

FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois, Roanoke, Virginia and Johnstown, Pennsylvania.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2005	December 31, 2004
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets
Cash and cash equivalents	$20,467	$11,213
Restricted cash	—	1,200
Accounts receivable, net	5,191	4,136
Inventories	72,625	73,218
Prepaid expenses and other current assets	1,279	983
Deferred income taxes	5,406	10,519

Total current assets	104,968	101,269

Property, plant and equipment, net	26,136	24,199
Restricted cash	—	11,755
Deferred financing costs, net	841	915
Deferred offering costs	—	2,013
Intangible assets, net	13,342	13,637
Goodwill	21,521	21,521
Deferred income taxes	19,709	15,834

Total assets	$186,517	$191,143

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$58,625	$69,631
Current portion of long-term debt	8	2,000
Accrued payroll and employee benefits	15,361	9,904
Accrued warranty	6,462	5,964
Other current liabilities	4,317	5,274
Industrial revenue bonds	—	5,200

Total current liabilities	84,773	97,973
Long-term debt, less current portion	28	48,858
Deferred revenue	5,058	4,883
Accrued pension costs, less current portion	17,548	16,767
Accrued postretirement benefits	20,580	18,988
Rights to additional acquisition consideration, including accumulated accretion of $0 and $20,408, respectively	—	28,581

Total liabilities	127,987	216,050

Commitments and contingencies
Redeemable preferred stock	—	12,182
Stockholders’ equity (deficit)
Common stock	57	—
Additional paid in capital	93,714	8,900
Accumulated other comprehensive loss	(5,055)	(5,055)
Accumulated deficit	(30,186)	(40,934)

Total stockholders’ equity (deficit)	58,530	(37,089)

Total liabilities and stockholders’ equity (deficit)	$186,517	$191,143

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands, except share and per share data)
Sales	$230,714	$94,867	$396,519	$183,813
Cost of sales	206,539	92,982	358,976	181,294

Gross profit	24,175	1,885	37,543	2,519

Selling, general and administrative expense	7,664	3,802	13,740	6,993
Compensation expense under stock option agreements (selling, general and administrative expense)	69	—	69	—
Provision for settlement of labor disputes (selling, general and administrative expense)	—	—	370	—

Operating income (loss)	16,442	(1,917)	23,364	(4,474)

Interest income	(239)	(24)	(342)	(52)
Related-party interest expense	1,346	1,726	3,253	3,397
Third-party interest expense	690	396	964	531
Interest expense and related accretion on rights to additional acquisition consideration	4,823	1,351	6,382	2,598
Write-off of deferred financing costs	439	—	439	—
Amortization of deferred financing costs	89	135	184	270

Income (loss) before income taxes	9,294	(5,501)	12,484	(11,218)
Income tax provision (benefit)	149	(1,455)	1,425	(3,197)

Net income (loss)	9,145	(4,046)	11,059	(8,021)
Redeemable preferred stock dividends accumulated	31	266	311	532

Net income (loss) attributable to common stockholders	$9,114	$(4,312)	$10,748	$(8,553)

Net income (loss) per common share attributable to common stockholders – basic and diluted	$0.76	$(0.63)	$1.11	$(1.24)

Weighted average common shares outstanding - basic	11,972,260	6,875,000	9,715,020	6,875,000

Weighted average common shares outstanding - diluted	11,988,740	6,875,000	9,723,306	6,875,000

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2005	2004
	(In thousands)
Cash flows from operating activities
Net income (loss)	$11,059	$(8,021)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation	3,432	3,366
Amortization of intangible assets	295	295
Amortization of deferred financing costs	184	270
Write-off of deferred financing costs	439	—
Accretion of Senior Notes	1,012	357
Accretion of deferred revenue	513	190
PIK Notes issued for interest	2,241	3,041
Interest expense and related accretion on rights to additional acquisition consideration	6,382	2,598
Deferred income taxes	1,238	(3,198)
Compensation expense under stock option agreements	69	—
Changes in operating assets and liabilities:
Restricted cash	(45)	(25)
Accounts receivable	(1,055)	(1,016)
Inventories	593	(20,722)
Prepaid expenses and other current assets	(296)	(1,647)
Income taxes receivable	—	815
Accounts payable	(11,906)	23,147
Accrued payroll and employee benefits	5,457	1,309
Accrued warranty	498	403
Other current liabilities	(957)	(622)
Deferred revenue	(337)	(114)
Accrued pension costs and accrued postretirement benefits	2,373	(150)

Net cash flows provided by operating activities	21,189	276

Cash flows from investing activities
Restricted cash withdrawals	13,000	—
Purchases of property, plant and equipment	(5,330)	(728)

Net cash provided by (used in) investing activities	7,670	(728)

Cash flows from financing activities
Issuance of common stock	85,309	—
Payments on long-term debt	(58,963)	(1,750)
Redemption of preferred stock	(13,000)	—
Payment of rights to additional acquisition consideration	(34,964)	—
Deferred offering costs	2,013	—

Net cash flows used in financing activities	(19,605)	(1,750)

Net increase (decrease) in cash and cash equivalents	9,254	(2,202)
Cash and cash equivalents at beginning of period	11,213	20,008

Cash and cash equivalents at end of period	$20,467	$17,806

Supplemental cash flow information
Cash paid for:
Interest	$474	$366

Capital lease obligations incurred for equipment	$39	$—

FreightCar America, Inc.

Supplemental Disclosure I

Reconciliation of net income (loss) per common share

attributable to common stockholders to

pro forma earnings (loss) per share(1)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands, except share and per share data)
Net income (loss) per common share attributable to common stockholders - basic and diluted	$0.76	$(0.63)	$1.11	$(1.24)

Net income (loss) attributable to common stockholders	$9,114	$(4,312)	$10,748	$(8,553)
Related-party interest expense	1,346	1,726	3,253	3,397
Third-party interest expense	690	396	964	531
Write-off of deferred financing costs	439	—	439	—
Fees for termination of management services agreements (selling, general and administrative expense)	900	—	900	—
Tax effects of related-party interest expense, third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements	(1,229)	(772)	(2,022)	(1,430)
Interest expense and related accretion on rights to additional acquisition consideration	4,823	1,351	6,382	2,598
Tax effect of interest expense and related accretion on rights to additional acquisition consideration	(4,820)	—	(5,326)	—
Redeemable preferred stock dividends accumulated	31	266	311	532

Adjusted net income (loss) attributable to common stockholders	$11,294	$(1,345)	$15,649	$(2,925)

Pro forma earnings (loss) per share – basic and diluted	$0.90	$(0.11)	$1.25	$(0.23)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands, except share and per share data)
Weighted average common shares outstanding - basic (prior to adjustments)	11,972,260	6,875,000	9,715,020	6,875,000

Common shares issued upon full exercise of the options granted in 2004 under the Company’s stock option plan	—	557,700	—	557,700
Effect of common shares issued in the initial public offering, as if the transaction occurred on the first day of the respective period	560,440	5,100,000	2,817,680	5,100,000

Weighted average common shares outstanding - basic (following adjustments)	12,532,700	12,532,700	12,532,700	12,532,700

Dilutive effect of options granted under the 2005 Long - Term Incentive Plan, as if the options were granted on the first day of the respective period	18,514	18,514	18,514	18,514

Weighted average common shares outstanding - diluted (following adjustments)	12,551,214	12,551,214	12,551,214	12,551,214

(1)	Pro forma earnings per share represents the Company’s net income (loss) per common share attributable to common shareholders as adjusted to give effect to: (1) with respect to the three months and six months ended June 30, 2004, the shares of common stock (the “2004 Option Shares”) issued in the first quarter of 2005 as a result of the full exercise of the options granted in 2004 (the “2004 Options”) under the Company’s stock option plan; (2) the issuance of stock options under the 2005 Long-Term Incentive Plan; (3) the completion of the Company’s initial public offering on April 11, 2005; and (4) the related transactions involving uses of the offering proceeds. The adjustments relating to the Company’s initial public offering and the related transactions reflect: (i) the increase in the number of weighted average shares as a result of the issuance of the new shares sold in the offering; (ii) the removal from the calculation of net income (loss) of interest expense relating to the Company’s term loan, senior notes and PIK notes, rights to additional acquisition consideration and industrial revenue bonds that the Company is no longer obligated to pay as a result of the repayment in full of such obligations with the proceeds from the offering; (iii) the removal from the calculation of net income (loss) of the write-off of deferred financing costs and fees for termination of management services agreements in connection with the offering; (iv) the redemption of the Company’s preferred stock with the proceeds from the offering; (v) the tax effects of the removal of related-party interest expense third-party interest expense, write-off of deferred financing costs and fees for termination of management services agreements from the calculation of net income (loss); and (vi) the tax effect of interest expense and related accretion on rights to additional acquisition consideration, which expense became deductible for tax purposes upon payment of the additional acquisition consideration with the proceeds from the offering. The Company believes that pro forma earnings per share information is useful to investors because it illustrates the effect on the Company’s financial results of the completion of the Company’s initial public offering and the related transactions. Since the offering and the related transactions involved changes to the Company’s capital structure and the repayment of all of the Company’s outstanding debt obligations (eliminating for future periods certain expenses that the Company historically has been obligated to pay), the Company believes that pro forma earnings per share will allow investors to more effectively compare the Company’s financial results prior to and after the offering. In addition, the Company believes that giving effect to the 2004 Option Shares with respect to the results for the three months and six months ended June 30, 2004 provides a more consistent basis for comparison of the financial results between the periods. Pro forma earnings per share is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider pro forma earnings per share in isolation or as a substitute for earnings per share calculated in accordance with U.S. GAAP. Our calculation of pro forma earnings per share is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Supplemental Disclosure II

Reconciliation of net income (loss) to EBITDA(1) and Adjusted EBITDA(2)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands)
Net income (loss)	$9,145	$(4,046)	$11,059	$(8,021)
Income tax provision (benefit)	149	(1,455)	1,425	(3,197)
Related-party interest expense	1,346	1,726	3,253	3,397
Third-party interest expense	690	396	964	531
Interest expense and related accretion on rights to additional acquisition consideration	4,823	1,351	6,382	2,598
Interest income	(239)	(24)	(342)	(52)
Amortization of deferred financing costs	89	135	184	270
Write-off of deferred financing costs	439	—	439	—
Amortization of intangible assets	148	148	295	295
Depreciation	1,767	1,628	3,432	3,366

EBITDA	18,357	(141)	27,091	(813)
Provision for settlement of labor disputes	—	—	370	—
Loss on customer contract for box railcars	—	3,813	1,500	6,492
Non-cash expense relating to stock options	69	—	69	—

Adjusted EBITDA	$18,426	$3,672	$29,030	$5,679

(1)	EBITDA represents net income (loss) before income tax expense, interest expense, net, amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

(2)	Adjusted EBITDA represents EBITDA before the following charges:

(a)	charges in connection with our settlement with the union representing the unionized employees in our Johnstown, Pennsylvania manufacturing facility, also referred to as the Johnstown settlement. On November 15, 2004, we entered into the Johnstown settlement and recorded a $9.2 million charge with respect to the year ended December 31, 2004. For the three months ended March 31, 2005, we recorded an additional charge of $370,000 relating to the Johnstown settlement consisting of a retroactive payment to unionized Johnstown employees for certain previously unpaid work hours. We recorded no charges relating to the Johnstown settlement for the three months ended June 30, 2005;

(b)	charges of $3.8 million for the three months ended June 30, 2004 and charges of $6.5 million and $1.5 million for the six months ended June 30, 2004 and 2005, respectively, in connection with losses on a customer contract for box railcars, which reflects increased raw material, labor and other costs that exceeded the fixed purchase price under this contract. We recorded no charges relating to the customer contract for box railcars for the three months ended June 30, 2005. This customer contract was our first contract for the manufacture of box railcars. We delivered all of the box railcars under this contract, and we do not plan to produce any box railcars in the future; and

(c)	non-cash charges reflecting the grant of the 2004 Options that were recorded in the fourth quarter of 2004 and the issuance of stock options under the 2005 Long-Term Incentive Plan.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the effects of the Johnstown settlement, the losses on a customer contract for box railcars and non-cash expenses relating to the grant of the 2004 Options and stock options under the 2005 Long-Term Incentive Plan. We also believe that Adjusted EBITDA is useful to investors in assessing our ability to comply as of the relevant balance sheet dates with the financial covenants under our former revolving credit facility and the senior notes. In addition, Adjusted EBITDA is equivalent to the measure that was used to determine our eligibility to enter into our new revolving credit agreement upon the closing of our initial public offering. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.